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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 2010 with respect to the combined financial statements and schedule of Eola Predecessor Companies and our report dated October 6, 2010 with respect to the balance sheet of Eola Property Trust, included in the Registration Statement (Form S-11) and related Prospectus of Eola Property Trust for the registration of its common shares of beneficial interest.

/s/ Ernst & Young LLP

Indianapolis, Indiana
November 19, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm